Exhibit 10.4

Ben Franklin Technology PArtners	Building 100 Innovation Center 4801 S. Broad Street, Suite 200 The Navy Yard Philadelphia, PA 19112
Southeastern Pennsylvania

SIDE AGREEMENT, FIRST AMENDMENT TO SEED CAPITAL

FUNDING AGREEMENTS AND ASSIGNMENT OF LOAN

AGREEMENTS

This Side Agreement, First Amendment to Seed Capital Funding Agreements and Assignment of Loan Agreements (this “Agreement”) is made as of this 7th day of November, 2017, by and among Arcadian Telepsychiatry LLC, a Pennsylvania limited liability company (“Borrower”), Arcadian Telepsychiatry Services LLC, a Delaware limited liability company (“Arcadian Services”), and Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”). BFTP, the Borrower and Arcadian Services are referred to herein collectively as the “Parties” and individually as a “Party.”

Background

BFTP and Borrower are parties to two Seed Capital Funding Agreements dated September 15, 2015 and April 12, 2016, respectively (individually, an “Existing Funding Agreement,” and collectively, the “Existing Funding Agreements”), pursuant to which BFTP made loans to Borrower (collectively, the “Loans”) in the principal amounts of $350,000 and $350,000, respectively. The Existing Funding Agreements and the other documentation for the financings of the Borrower are collectively referred to herein as the “BFTP Loan Documents.”

The Borrower has requested that BFTP waive its rights (a) to a Conversion under Section 2.14 of the Existing Funding Agreements and (b) to act as an observer to Borrower’s Boards under Exhibit D, Section III.I of the Existing Funding Agreements (the “Waiver”). BFTP is willing to agree to such Waiver on the terms and conditions set forth in this Agreement, and the Borrower has agreed to such terms and conditions, all as set forth herein below. Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings ascribed to them in the Existing Funding Agreements.

The Borrower has requested that BFTP consent to the assignment of the BFTP Loan Documents and the Loans from Borrower to Arcadian Services, a wholly-owned subsidiary of MYnd Analytics, Inc. (“MYnd’) pursuant to the terms of this Agreement. BFTP is willing to agree to such assignment and assumption on the terms and conditions set forth in this Agreement, and the Borrower has agreed to such terms and conditions, all as set forth herein below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged — and without any waiver (other than the specific waiver set forth herein) or compromise of, or any prejudice to, BFTP’s rights, interests or remedies under the BFTP Loan Documents, by law, in equity or otherwise — and intending to be legally bound, the Parties agree as follows:

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Agreement

1.          Borrower Acknowledgment and Reaffirmation. Borrower hereby confirms and agrees that as of August 31, 2017, the aggregate principal amount of $700,000.00 and the aggregate interest amount of $85,495.92 under the Loans are outstanding. Borrower acknowledges and reaffirms all of BFTP’s claims, encumbrances granted by Borrower to BFTP, and BFTP’s other rights, interests and remedies pursuant to the BFTP Loan Documents and otherwise.

2.          Waiver of Conversion and Board Observation Rights.

a.           Section 2.14 restated. Section 2.14 of the Existing Funding Agreements will be amended and restated in its entirety to read as follows: “This Loan will not be convertible into equity interests of the Borrower, unless otherwise mutually agreed in writing by BFTP and the Borrower.”

b.           Removal of Exhibit I. Exhibit I will be removed entirely from the Existing Funding Agreements.

c.           Exhibit D, Section III.I restated. Exhibit D, Section III.I of the Existing Funding Agreements will be amended and restated in its entirety to read as follows: “A representative of BFTP will not be permitted to act as an observer to Borrower’s Boards, unless otherwise mutually agreed in writing by BFTP and the Borrower.”

d.           Financial Reporting. BFTP hereby agrees that from and after the Agreement Effective Date, all obligations in the BFTP Loan Documents which impose upon Borrower one or more obligations to provide financial statements, tax returns, reports and books and records, will be satisfied by MYnd through the provision of quarterly and annual financial statements of Borrower consisting of an income statement, balance sheet and cash flow statement for the applicable quarter or year. Such quarterly financial statements shall be provided within forty-five (45) days after the end of each calendar quarter, and such annual financial statements shall be provided within one hundred twenty (120) days after the end of each fiscal year.

3.          Warrant Buyout. In partial consideration for BFTP’s agreement to the Waiver, and as an inducement to BFTP to agree to such Waiver, Borrower will make a one-time payment to BFTP of $175,000.00 (One Hundred Seventy Five Thousand Dollars) (the “Sum”) as payment for the redemption and cancellation of the two Warrants to Purchase Equity Interests in the Borrower, dated September 15, 2015 and April 12, 2016, respectively (collectively, the “Warrants”). On the Agreement Effective Date, the Warrants will be cancelled and returned by BFTP, and BFTP will no longer have any equity rights (contingent or otherwise) in Borrower unless otherwise mutually agreed in writing by BFTP and the Borrower.

4.          MYnd Analytics Guaranty. The (a) waiver of Conversion rights and Board observation rights, as provided in Section 2. and (b) the cancellation and return of the Warrants, as provided in Section 3, are conditioned on, and will not become legally effective unless and until the occurrence of: (i) the execution and delivery to BFTP by MYnd of a guaranty, in the form and substance as attached hereto as Exhibit A, in favor of and for the benefit of BFTP (the “MYnd Analytics Guaranty”) and (ii) the receipt by BFTP of the Sum. Pursuant to the MYnd Analytics Guaranty, MYnd will, among other things, unconditionally guarantee to BFTP the prompt payment, when due, and performance of any and all of the obligations of the Borrower relating to the BFTP Loan Documents.

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5.          Assignment and Assumption of BFTP Loan Documents.

a.           Effective as of the Agreement Effective Date, Borrower hereby irrevocably assigns to Arcadian Services, and Arcadian Services hereby irrevocably assumes from Borrower, all of Borrower’s rights, benefits, title, interests, liabilities and obligations under the BFTP Loan Documents, as such agreements may be amended, supplemented, restated or otherwise modified from time to time.

b.           From and after the Agreement Effective Date, Arcadian Services will be a party to the BFTP Loan Documents and will have the rights and obligations as the “Borrower” thereunder and will be bound by all of the provisions of the BFTP Loan Documents applicable to the “Borrower” thereunder.

c.           BFTP hereby consents to the Assignment and Assumption of the BFTP Loan Documents from Borrower to Arcadian Services effective as of the Agreement Effective Date and hereby agrees that, from and after the Agreement Effective Date, Borrower shall no longer be bound by any of the terms of the BFTP Loan Documents.

6.          Limited Amendment. Except as specifically amended by this Agreement, all the provisions of the Existing Funding Agreements shall remain unmodified and in full force and effect. Borrower ratifies the Existing Funding Agreements, as amended by this Agreement. This Agreement amends only the Existing Funding Agreements, but no other BFTP Loan Document.

7.          Reaffirmation of Borrower’s Representations and Warranties. Borrower hereby represents and warrants to BFTP that, Borrower’s representations and warranties set forth in the Existing Funding Agreements, and set forth in the other BFTP Loan Documents, are true and correct as of the date hereof.

8.          Borrower’s Covenants. The covenants of Borrower (except the covenant providing board observation rights), which are set forth in the Existing Funding Agreements and in the other BFTP Loan Documents, are hereby incorporated herein by reference, and shall be binding on the Borrower as though they were expressly set forth in this Agreement.

9.          Modifications and Waivers. A modification or waiver of any provision of this Agreement will only be effective if in writing signed by each Party or its authorized agent, and a waiver will be a waiver only for the specific instance involved and will not impair the rights of the Party making the waiver or the obligations of the other Party to such waiving Party in any other respect or at any other time.

10.        Rights Exercise; Remedies Cumulative; Entire Agreement. A Party’s failure or delay in exercising a right under this Agreement will not waive the right, nor will a Party’s single or partial exercise of a right preclude it from any other or further exercise of that or any other right. The rights and remedies provided in this Agreement will be cumulative and not exclusive of other rights or remedies provided by law, in equity or otherwise. This Agreement constitutes the entire agreement between the Parties with respect to the specific subject matter hereof.

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11.        Preservation of BFTP’s Rights, Remedies and Interests. Except as expressly set forth herein, neither the amendment set forth in this Agreement, nor this Agreement, nor any action or inaction of BFTP (including, without limitation, BFTP’s entering this Agreement and its communications at any time) shall grant or constitute a waiver, compromise, forbearance, alteration or diminution of, or any adverse effect on, any of BFTP’s rights, remedies or interests under any of the BFTP Loan Documents, at law, in equity or otherwise, and also shall not constitute any approval, consent, acquiescence, modification, agreement, ratification, forbearance, representation, warranty or any binding commitment on the part of BFTP, including, without limitation, any approval, consent or ratification of any action or inaction (past, present or future) of Borrower or of Borrower’s officers, directors, agents, shareholders or investors.

12.        Severability. In the event that any provision of this Agreement shall be, by a court of competent jurisdiction, held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof; furthermore, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles or provisions of any jurisdiction. All judicial proceedings brought against a Party arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of Delaware or Commonwealth of Pennsylvania. Each Party irrevocably: (a) accepts generally and unconditionally the nonexclusive personal jurisdiction and venue of such courts; and (b) waives any defense of forum nonconveniens; and (c) agrees that service of process in such proceeding, if required, may be made by registered or certified mail, return receipt requested, to the Party at its address provided herein below, and that such service shall confer personal jurisdiction over the Party in such proceeding and otherwise constitutes effective and binding service in every respect.

14.        Successors and Assigns. This Agreement is binding upon and inures to the benefit of each of the Parties and each of their respective successors and permitted assigns; provided, however, that the Borrower may not assign this Agreement, in whole or in part (including, but not limited to, any obligation or responsibility hereunder), without the prior written consent of BFTP (in which case BFTP shall have absolute sole discretion to decide whether to grant its consent); and further provided, that BFTP may assign this Agreement in whole or in part. However, no provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor (other than BFTP) of Borrower.

15.        No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement or of the transactions contemplated hereby, including without limitation any non-BFTP lender or investor of Borrower, and nothing contained herein shall be deemed to confer upon anyone other than the Parties hereto (and their respective successors and permitted assigns) any right to insist upon or to enforce performance of any of the obligations contained herein.

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16.        Waiver of Jury Trial. Each Party waives its right to jury trial of any claim or cause of action based upon this Agreement or arising hereunder. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings. Each Party further represents and warrants that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 16 and executed by each of the Parties), and will apply to any subsequent modification hereof. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

17.        Further Assurances. Borrower shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as BFTP may reasonably request to effectuate or enforce the terms of, and the objectives contemplated by, this Agreement.

18.        Counterparts. This Agreement may be executed in multiple counterparts (including copies and facsimiles hereof), but each of which shall constitute an original, and all of which shall constitute a single document.

19.        Effectiveness. This Agreement shall become legally effective after the execution and delivery to BFTP by MYnd of the MYnd Analytics Guaranty and (ii) the receipt by BFTP of the Sum (the “Agreement Effective Date”). This Agreement shall continue to be effective for so long as any obligation of Borrower to BFTP, any executory performance of Borrower, or any claim of BFTP, pursuant to or arising from the BFTP Loan Documents or this Agreement, remains, in whole or in part, outstanding, unperformed, unresolved or consensually unsettled.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

BEN FRANKLIN TECHNOLOGY
PARTNERS OF SOUTHEASTERN PENNSYLVANIA

By:	/s/ RoseAnn B. Rosenthal
Name:	RoseAnn B. Rosenthal
Title:	President and CEO
Notice Address:

Building 100 Innovation Center 4801 South Broad Street, Suite 200 The Navy Yard Philadelphia, PA 19112 Attn.: Director of Investments, Health & Digital Health

ARCADIAN TELEPSYCHIATRY LLC

By:
Name:	Robert Plotkin
Title:	Sole Member

Notice Address:
7241 Hollywood Road
Fort Washington, PA 19034
rob@arcadiantelepsychiatry.com

ARCADIAN TELEPSYCHIATRY SERVICES LLC

By:
Name:	Robert Plotkin
Title:	Sole Member

Notice Address:
7241 Hollywood Road
Fort Washington, PA 19034
rob@arcadiantelepyschiatry.com

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Exhibit A: MYnd Analytics Guaranty